                                                                       EXHIBIT 4


                                                          FEDERAL IDENTIFICATION
                                                          NO.   04-2741310
                                                             -------------------


                       THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                        CERTIFICATE OF VOTE OF DIRECTORS
                    ESTABLISHING A CLASS OR SERIES OF STOCK
                    (General Laws, Chapter 156B, Section 26)

We,         James W. Hobbs                              , *President
    ----------------------------------------------------

and         Samuel M. Stein                                 , *Assistant Clerk,
    --------------------------------------------------------

of          Luxtec Corporation                                                ,
  ---------------------------------------------------------------------------
                          (EXACT NAME OF CORPORATION)

located at: 99 Hartwell Street, West Boylston, MA 01606                       ,
           ------------------------------------------------------------------
                (STREET ADDRESS OF CORPORATION IN MASSACHUSETTS)

do hereby certify that at a meeting of the directors of the corporation held on February 12, 2001, the following vote establishing and designating a class or series of stock and determining the relative rights and preferences thereof was duly adopted:

See attached continuation sheet for vote of the Board of Directors of the Corporation authorizing the Series D Exchangeable Preferred Stock of the Corporation.






* DELETE THE INAPPLICABLE WORDS.
NOTE: VOTES FOR WHICH THE SPACE PROVIDED ABOVE IS NOT SUFFICIENT SHOULD BE PROVIDED ON ONE SIDE OF SEPARATE 8 1/2 X 11 SHEETS OF WHITE PAPER, NUMBERED 2A, 2B, ETC., WITH A LEFT MARGIN OF AT LEAST 1 INCH.

         RESOLVED, that pursuant to the authority vested in the Board of Directors (the "BOARD") of Luxtec Corporation, a corporation organized and existing under the laws of the Commonwealth of Massachusetts (the "COMPANY"), by the Articles of Organization, the Board does hereby establish a series of preferred stock of the Company from the Company's authorized class of 500,000 shares of $1.00 par value preferred shares (the "PREFERRED STOCK"), such series to consist of 20,000 shares, and does hereby fix and state the voting rights, designation, powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereof, as follows:

         1. DESIGNATION AND AMOUNT. The shares of such series of Preferred Stock shall be designated as "Series D Exchangeable Preferred Stock" (the "SERIES D PREFERRED STOCK"), and the number of shares constituting such series shall be 20,000. The initial issue price of the Series D Preferred Stock shall be 342.08 per share (the "STATED LIQUIDATION VALUE").

         2. RANK. The Series D Preferred Stock shall, with respect to dividend distributions and distributions on liquidation, winding up and dissolution, rank
(i) senior to the Company's common stock, $.01 par value per share (the "COMMON STOCK"), the Company's Series B Preferred Stock, $1.00 par value per share (the "SERIES B PREFERRED STOCK"), the Company's Series C Preferred Stock, $1.00 par value per share (the "SERIES C PREFERRED STOCK"), and to each other class or series of Capital Stock of the Company now or hereafter authorized, issued or outstanding which by its terms expressly provide that it is junior to the Series D Preferred Stock or which does not specify its rank (collectively referred to as the "JUNIOR SECURITIES"), (ii) on a parity with the Company's Series A Preferred Stock, $1.00 par value per share (the "SERIES A PREFERRED STOCK"), and each other class of Capital Stock or series of Preferred Stock issued by the Company after the date hereof the terms of which have been approved by the requisite percentage of outstanding Series D Shares as provided in SECTION 6 hereof and specifically provide that such class or series will rank on a parity with the Series D Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Company (collectively referred to as the "Parity Securities") and (iii) junior to each other class of Capital Stock or other series of Preferred Stock issued by the Company after the date hereof the terms of which have been approved by the requisite percentage of outstanding Series D Shares as provided in SECTION 6 hereof and which specifically provide that such class or series will rank senior to the Series D Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Company (collectively referred to as the "SENIOR SECURITIES").

         3. Dividends.

                  (a) DIVIDENDS PAYABLE. The holders of shares Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, dividends out of the entire assets and funds of the Company legally available therefore. Dividends shall be payable to holders of Series D Preferred Stock at the annual rate of 10.0% of the Stated Liquidation Value per annum on each outstanding share of Series D Preferred Stock. Dividends shall be payable in cash. Dividends shall be payable only to the holders of record at



                                  Exhibit 4-1
the close of business day on the date specified by the Board of Directors at the time such dividend is declared (the "RECORD DATE"). All dividends paid with respect to shares of Series D Preferred Stock shall be paid PRO RATA to the holders entitled thereto. Dividends on the Series D Preferred Stock shall accrue (whether or not declared and whether or not funds are legally available for the payment thereof) from the Issue Date.

                  (b) PREFERENCE. The holders of shares of the Series D Preferred Stock shall be entitled to receive the dividends provided for in
SECTION 3(a) hereof in preference to and in priority over any dividends upon any Junior Securities.

                  (c) PARITY. The holders of shares of the Series D Preferred Stock shall be entitled to receive the dividends provided for in SECTION 3(a) hereof on a PRO RATA basis with respect to any dividends upon any Parity Securities.

         4. Liquidation Preference.

                  (a) AMOUNT PAYABLE. Upon any Liquidation Event (as defined below) with respect to the Company, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount in cash equal to one hundred percent (100%) of the Stated Liquidation Value for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon, to the date of such Liquidation Event (the "LIQUIDATION PREFERENCE"). Payment of the Liquidation Preference to each holder of Series D Preferred Stock shall be made prior to the payment of any amounts to the holder of any Junior Security. If the assets of the Company are not sufficient to pay in full the Liquidation Preference payable to the holders of outstanding shares of the Series D Preferred Stock and any Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series D Preferred Stock and the holders of outstanding shares of such Parity Securities are entitled were paid in full.

                  (b) LIQUIDATION EVENT. "Liquidation Event" shall mean, with respect to the Company, any of the following events: (i) the commencement by the Company of a voluntary case under the bankruptcy laws of the United States, as now or hereafter in effect, or the commencement of an involuntary case against the Company with respect to which the petition shall not be controverted within 15 days, or be dismissed within 60 days, after commencement thereof; (ii) the appointment of a custodian for, or the taking charge by a custodian of, all or substantially all of the property of the Company; (iii) the commencement by the Company of any proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company;
(iv) the commencement against the Company of any proceeding set forth in the preceding clause (iii), which is not controverted within 10 days thereof and dismissed within 60 days after the commencement thereof; (v) the adjudication of the Company insolvent or bankrupt, or the adoption by the Company of a plan of liquidation; (vi) the occurrence of any Change of Control with respect to the Company; or (vii) the filing of a certificate of dissolution in respect of the Company with the Secretary of State of the Commonwealth of



                                  Exhibit 4-2

Massachusetts; in any of cases (i) through (vi) above, in a single transaction or series of related transactions.

         5. CONVERSION. The Series D Preferred Stock shall convert as follows:

                  (a) AUTOMATIC CONVERSION UPON QUALIFIED EQUITY FINANCING. Immediately upon the consummation of a Qualified Equity Financing, each outstanding share of Series D Preferred Stock shall automatically be converted, without any further act of the Company or its stockholders, into such number of fully paid and nonassessable shares of Qualified Equity Financing Stock as is determined by dividing the Stated Liquidation Value of such share of Series D Preferred Stock, together with all accrued and unpaid dividends thereon (the "Series D Total Value") by the Original Qualified Equity Financing Stock Price.

                  (b) AUTOMATIC CONVERSION UPON EXPIRATION OF ONE YEAR. On January 23, 2002 (the "Mandatory Conversion Date"), each outstanding share of Series D Preferred Stock, shall be converted into such number of fully paid and nonassessable shares of Future Preferred Stock as is determined by dividing the Series D Total Value by the lessor of (i) $250.00 and (ii) the fair market value of a share of Future Preferred Stock. Such fair market value to be determined either (a) by mutual agreement between the Company and the holders of a majority of the then outstanding shares of Series D Preferred Stock, or (b) if the Company and the holders of a majority of the then outstanding shares of Series D Preferred Stock are unable to agree within twenty (20) days following the Mandatory Conversion Date, by an appraiser, selected mutually by the Company and such holders as soon following the twentieth day following the Mandatory Conversion Date as practicable, who shall establish the fair market value of a share of Future Preferred Stock as soon as practicable.

                  (c) MECHANICS OF AUTOMATIC CONVERSION. Upon either the consummation of a Qualified Equity Financing, or following the Mandatory Conversion Date, upon the determination of the fair market value of a share of Future Preferred Stock, the holder of any outstanding shares of Series D Preferred Stock shall surrender to the Company or any transfer agent of the Company the certificate or certificates for such shares. Upon the conversion of the Series D Preferred Stock as provided in Section 5(a) or Section 5(b) hereof, the outstanding shares of Series D Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; PROVIDED that the Company shall not be obligated to issue to any such holder certificates evidencing the shares of Qualified Equity Financing Stock or Future Preferred Stock, as applicable, issuable upon such conversion unless certificates evidencing such holder's shares of Series D Preferred Stock are either delivered to the Company or any transfer agent of the Company. Conversion shall be deemed to have been effected on the date of the occurrence of the consummation of the Qualified Equity Financing specified in
SECTION 5(a) or the Mandatory Conversion Date specified in SECTION 5(b) hereof, as the case may be, and such date is referred to in this SECTION 5(c) as the "Conversion Date." As promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Series D Preferred Stock to the Company or any transfer agent of the Company) the Company shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Qualified Equity Financing Stock or Future Preferred Stock, as applicable, to



                                  Exhibit 4-3
which such holder is entitled. The person in whose name the certificate or certificates for Qualified Equity Financing Stock or Future Preferred Stock, as applicable, are to be issued shall be deemed to have become a holder of record of such Qualified Equity Financing Stock or Future Preferred Stock, as applicable, on the applicable Conversion Date. Until such time as a holder of shares of Series D Preferred Stock shall surrender his or its certificates therefore as provided above, such certificates shall be deemed to represent the shares of Qualified Equity Financing Stock or Future Preferred Stock, as applicable, to which such holder shall be entitled upon the surrender thereof.

                  (d) OPTIONAL CONVERSION UPON ALTERNATIVE EQUITY FINANCING. Upon the consummation of an Alternative Equity Financing, the holders of Series D Preferred Stock, acting together pursuant to subsection (f), shall have the right to convert all, but not less than all, of the outstanding shares of Series D Preferred Stock into such number of fully paid and nonassessable shares of Alternative Equity Financing Stock as is obtained by (i) multiplying the number of shares of Series D Preferred Stock so to be converted by the Series D Total Value and (ii) dividing the result by the Original Alternative Equity Financing Stock Price.

                  (e) OPTIONAL CONVERSION UPON CHANGE OF CONTROL. Upon the consummation of one or more transactions that result in a Change of Control, other than a Change of Control described in clause (c) of the definition of Change of Control, the holders of Series D Preferred Stock, acting together pursuant to subsection (f), shall have the right to convert all, but not less than all, of the outstanding shares of Series D Preferred Stock into such number of fully paid and nonassessable shares of Future Preferred Stock as is determined by dividing the Series D Total Value by the fair market value of a share of Future Preferred Stock. Such fair market value to be determined either
(i) by mutual agreement between the Company and the holders of a majority of the then outstanding shares of Series D Preferred Stock, or (ii) if the Company and the holders of a majority of the then outstanding shares of Series D Preferred Stock are unable to agree within twenty (20) days following the consummation of the Change of Control, by an appraiser, selected mutually by the Company and such holders as soon following the twentieth day following the Change of Control as practicable, who shall establish the fair market value of a share of Future Preferred Stock as soon as practicable.

                  (f) MECHANICS OF OPTIONAL CONVERSION. As soon as commercially practicable following either the consummation of an Alternative Equity Financing or the final determination of the fair market value of a share of Future Preferred Stock pursuant to subsection (e), the Company shall provide notice (the "OPTIONAL CONVERSION NOTICE") to each holder of Series D Preferred Stock of such event. Such notice shall (i) state the nature of the event that has caused the Company to send the notice, (ii) describe the security into which the Series D Preferred Stock may be converted, including the number of securities for which each share of Series D Preferred Stock may be converted, and (iii) state that each holder has twenty (20) business days from the date of the Optional Conversion Notice (the "OPTIONAL CONVERSION DEADLINE"), to give the Corporation notice of its desire to exercise its optional conversion right. Each holder may then give the Company notice of its desire to exercise its optional conversion rights by giving written notice (a "DESIRE TO CONVERT NOTICE") that the holder desires to convert its shares of Series D Preferred Stock into Alternative Equity Financing Stock or Future Preferred Stock, as applicable. Upon the Company's receipt of timely Desire to Convert Notices from holders of at least sixty-



                                  Exhibit 4-4
six percent (66%) of the then outstanding shares of Series D Preferred Stock, the holder of any outstanding shares of Series D Preferred Stock shall surrender to the Company or any transfer agent of the Company the certificate or certificates for such shares. Upon the Company's receipt of timely Desire to Convert Notices from holders of at least sixty-six percent (66%) of the then outstanding shares of Series D Preferred Stock, the outstanding shares of Series D Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; PROVIDED that the Company shall not be obligated to issue to any such holder certificates evidencing the shares of Alternative Equity Financing Stock or Future Preferred Stock, as applicable, issuable upon such conversion unless certificates evidencing such holder's shares of Series D Preferred Stock are either delivered to the Company or any transfer agent of the Company. Conversion, if it takes place, shall be deemed to have been effected on the date of the Optional Conversion Deadline, and such date is referred to in this SECTION 5(f) as the "Conversion Date." As promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Series D Preferred Stock to the Company or any transfer agent of the Company) the Company shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Alternative Equity Financing Stock or Future Preferred Stock, as applicable, to which such holder is entitled. The person in whose name the certificate or certificates for Alternative Equity Financing Stock or Future Preferred Stock, as applicable, are to be issued shall be deemed to have become a holder of record of such Alternative Equity Financing Stock or Future Preferred Stock, as applicable, on the Conversion Date. Until such time as a holder of shares of Series D Preferred Stock shall surrender his or its certificates therefore as provided above, such certificates shall be deemed to represent the shares of Alternative Equity Financing Stock or Future Preferred Stock, as applicable, to which such holder shall be entitled upon the surrender thereof. If the holders of sixty-six percent (66%) of the then outstanding shares of Series D Preferred Stock do not timely deliver Desire to Convert Notices to the Company, then no shares of the Series D Preferred Stock shall be converted pursuant to Sections 5(d) or (e) and the Company's obligations pursuant to those sections shall expire with respect to the particular Alternative Equity Financing or Change of Control for which the Company provided Optional Conversion Notices to the holders of the then outstanding Series D Preferred Stock.

                  (g) NOTICES. Any notice required by the provisions of this
Section 5 to be given to the holders of the Series D Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of this Company.

                  (h) STATUS OF CONVERTED STOCK. Shares of Series D Preferred Stock that have been issued and Converted Pursuant to this SECTION 5, shall (upon compliance with any applicable provisions of the laws of The Commonwealth of Massachusetts) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and subject to the approval of the holders of at least a majority of the then outstanding Shares of Series D Preferred Stock, may be redesignated and reissued as part of any series of Preferred Stock other than the Series D Preferred Stock. In the event any shares of Series D Preferred Stock shall be converted pursuant to this Section 5, the shares so converted shall be cancelled and shall not be reissuable by this Company.



                                  Exhibit 4-5

         6. VOTING RIGHTS. The holder of each share of Series D Preferred Stock shall have the right to two hundred (200) votes for each share of Series D Preferred Stock, with the total number of votes each holder is entitled to being rounded down to the nearest whole number, and with respect to such votes, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, except as required by law, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Company, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Notwithstanding any other provision hereof, and subject to the rights of any series of Preferred Stock that may from time to time come into existence, the holders of Series D Preferred Stock shall have the right to vote as a separate class on any adverse change made directly to the rights, preferences, privileges and restrictions of the Series D Preferred Stock set forth herein with the affirmative vote of the holders of at least two-thirds of the then outstanding Series D Preferred Stock being required in order to approve such adverse change; PROVIDED, HOWEVER, that issuing Junior Securities, Parity Securities, and/or Senior Securities shall not be deemed to adversely change the rights, preferences, privileges and restrictions of the Series D Preferred Stock.

         7. RIGHT TO AMEND. Subject to the provisions of the Massachusetts Business Corporation Law, this Certificate of Designations may be amended, altered or repealed only with the prior written consent of the holders of at least two-thirds of the then outstanding shares of Series D Preferred Stock; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of each holder of then outstanding Series D Preferred Stock (a) reduce the Stated Liquidation Value or (b) reduce the percentage of outstanding shares of Series D Preferred Stock required to modify or amend the terms of this Certificate of Designation or to grant waivers therefor.

         8. DEFINITIONS. For the purposes of this Certificate of Designations of the Series D Preferred Stock, the following terms shall have the meanings indicated (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  "ALTERNATIVE EQUITY FINANCING" shall mean an equity financing of the Company subsequent to the Purchase Date that does not qualify as a Qualified Equity Financing.

                  "ALTERNATIVE EQUITY FINANCING STOCK" shall mean the series of equity security of the Company issued in any Alternative Equity Financing.

                  "BOARD OF DIRECTORS" shall have the meaning set forth in the preamble hereof.

                  "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or required to remain closed

                  "CERTIFICATE OF DESIGNATIONS" shall mean this Certificate of Designations relating to the Series D Preferred Stock.



                                  Exhibit 4-6

                  "CHANGE OF CONTROL" shall mean (a) the consummation of a tender for or purchase of more than fifty percent (50%) of the Company's Common Stock by a third party, excluding any public offering by the Company of any class of its capital stock, (b) a merger, consolidation or sale of all or substantially all of the assets of the Company such that the stockholders of the Company immediately prior to the consummation of such transaction possess less than fifty percent (50%) of the voting securities of the surviving entity immediately after the transaction (determined on a fully-diluted basis assuming conversion or exchange of all securities convertible or exchangeable for the surviving entity's voting securities) or (c) the sale or transfer by any of John
F. Rooney, James L. Hersma or Michael K. Bayley of more than twenty percent (20%) of his respective shares of capital stock of the Company, in any cases of
(a), (b) or (c) in a single transaction or series of transactions.

                  "COMMON STOCK" shall have the meaning set forth in Section 2 hereof.

                  "CONVERSION DATE" shall have the meaning set forth in Section 5(c) hereof.

                  "COMPANY" shall mean Luxtec Corporation, a Massachusetts corporation.

                  "DESIRE TO CONVERT NOTICE" shall have the meaning set forth in
Section 5(f) hereof.

                  "FUTURE PREFERRED STOCK" shall mean a series of Preferred Stock of the Company conveying to its holders rights and obligations substantially similar to those provided by the Company's Certificate of Designations for Series C Preferred Stock, as issued on February [ ], 2001.

                  "ISSUE DATE" shall mean February [ ], 2001.

                  "JUNIOR SECURITIES" shall have the meaning set forth in
Section 2 hereof.

                  "LIQUIDATION EVENT" shall have the meaning set forth in
Section 4(b) hereof.

                  "LIQUIDATION PREFERENCE" shall have the meaning set forth in
Section 4(a) hereof.

                  "MANDATORY CONVERSION DATE" shall have the meaning set forth in Section 5(b) hereof.

                  "OPTIONAL CONVERSION NOTICE" shall have the meaning set forth in Section 5(f) hereof.

                  "OPTIONAL CONVERSION DEADLINE" shall have the meaning set forth in Section 5(f) hereof.

                  "ORIGINAL ALTERNATIVE EQUITY FINANCING STOCK PRICE" shall mean the original per share purchase price of the Alternative Equity Financing Stock.



                                  Exhibit 4-7

                  "ORIGINAL QUALIFIED EQUITY FINANCING STOCK PRICE" shall mean the original per share purchase price for the Qualified Equity Financing Stock.

                  "PARITY SECURITIES" shall have the meaning set forth in
Section 2 hereof.

                  "QUALIFIED EQUITY FINANCING" shall mean any equity financing of the Company subsequent to the Purchase Date with gross proceeds in excess of $10,000,000 less the aggregate Stated Liquidation Value of all of the shares of then outstanding Series D Preferred Stock.

                  "QUALIFIED EQUITY FINANCING STOCK" shall mean the series of equity security of the Company issued in the Qualified Equity Financing.

                  "RECORD DATE" shall have the meaning set forth in Section 3(a) hereof.

                  "SENIOR SECURITIES" shall have the meaning set forth in
Section 2 hereof.

                  "SERIES D PREFERRED STOCK" shall have the meaning set forth in
Section 1 hereof.

                  "SERIES D TOTAL VALUE" shall have the meaning set forth in
Section 5(a) hereof.

                  "STATED LIQUIDATION VALUE" shall have the meaning set forth in
Section 1 hereof.


                                  Exhibit 4-8

SIGNED UNDER THE PENALTIES OF PERJURY, this 27th day of February, 2001,

     /s/ James W. Hobbs                                        , *President,
---------------------------------------------------------------
  James W. Hobbs

     /s/ Samuel M. Stein                                     , *Assistant Clerk.
-------------------------------------------------------------
  Samuel M. Stein

*DELETE THE INAPPLICABLE WORDS.

                                                          FEDERAL IDENTIFICATION
                                                          NO.   04-2741310
                                                             -------------------


                       THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                           CERTIFICATE OF CORRECTION
                    (General Laws, Chapter 156B, Section 6A)


1.   Exact name of corporation: Luxtec Corporation

2. Document to be corrected: Certificate of Vote of Directors Establishing A Class of Series of Stock

3. The above mentioned document was filed with the Secretary of the Commonwealth on February 27, 2001.

4.   Please state the inaccuracy or defect in said document:

     Defined terms "Future Preferred Stock" and "Issue Date" of Section 8 (Definitions) incorrectly stated as follows:

     "'Future Preferred Stock' shall mean a series of Preferred Stock of the Company coveying to its holders rights and obligations substantially similar to those provided by the Company's Certificate of Designations for Series C Preferred Stock, as issued on February [ ], 2001."

     "'Issue Date' shall mean February [], 2001."



5.   Please state corrected version of the document:

     Defined terms "Future Preferred Stock" and "Issue Date" should state as follows:

     "'Future Preferred Stock' shall mean a series of Preferred Stock of the Company coveying to its holders rights and obligations substantially similar to those provided by the Company's Certificate of Designations for Series C Preferred Stock, as issued on March 2, 2001."

     "'Issue Date' shall mean March 2, 2001."





NOTE: THIS CORRECTION SHOULD BE SIGNED BY THE PERSON(S) REQUIRED BY LAW TO SIGN THE ORIGINAL DOCUMENT.


SIGNED UNDER THE PENALTIES OF PERJURY, this 2nd day of March, 2001,

  /s/ James W. Hobbs                             , *President / *Vice President,
-------------------------------------------------

  /s/ Samuel M. Stein           , *Clerk / *Assistant Clerk / *Incorporator(s).
--------------------------------

*DELETE THE INAPPLICABLE WORDS.
NOTE: IF THE INACCURACY OR DEFECT TO BE CORRECTED IS NOT APPARENT ON THE FACE OF THE DOCUMENT, MINUTES OF THE MEETING SUBSTANTIATING THE ERROR MUST BE FILED WITH THE CERTIFICATE. ADDITIONAL INFORMATION MAY BE PROVIDED ON SEPARATE 8 1/2 X 11 SHEETS OF WHITE PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH.